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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 1999 relating to the consolidated financial statements, which appear in the 1999 Annual Report of QCS.net Corporation, which is incorporated by reference in QCS.net Corporation's Transition Report on Form 10-KSB for the transition period from July 1, 1998 to March 31, 1999. We also consent to the incorporation by reference of our report dated May 21, 1999 relating to the financial statement schedule, which appears in such Transition Report on Form 10-KSB.



                                       PricewaterhouseCoopers LLP

San Jose, California
August 5, 1999







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